                                                                     EXHIBIT 4.6


                      SECOND AMENDMENT TO RIGHTS AGREEMENT

         THIS SECOND AMENDMENT TO RIGHTS AGREEMENT, dated as of December 31, 2001, is entered into between USX Corporation, a Delaware corporation, to be renamed "Marathon Oil Corporation" (the "Company" or "Marathon Oil Corporation"), and National City Bank, as Rights Agent (the "Successor Rights Agent" or "National City Bank").

         WHEREAS, the Company and Mellon Investor Services LLC are parties to that certain Rights Agreement (the "Rights Agreement"), dated as of September 28, 1999, as amended on July 2, 2001 (capitalized terms used but not defined herein shall have the meanings ascribed to them in the Rights Agreement); and

         WHEREAS, on July 31, 2001, the Company entered into an Agreement and Plan of Reorganization (the "Plan of Reorganization"), by and between the Company and United States Steel LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, to be converted into a Delaware corporation named "United States Steel Corporation" ("United States Steel"); pursuant to the Plan of Reorganization, USX Merger Corporation, a Delaware corporation and a wholly owned subsidiary of the Company, shall be merged (the "Separation Merger") with and into the Company, and, as a result of the Separation Merger, the assets and businesses of the U. S. Steel Group of the Company shall be owned and operated by United States Steel, an independent company, wholly owned by the holders of the then outstanding shares of USX-U. S. Steel Group Common Stockholders (the "Separation"); and

         WHEREAS, the Board of Directors of the Company has determined it to be in the best interests of the Company and its stockholders to amend the Rights Agreement pursuant to Section 21 thereof, in connection with the Separation, to appoint National City Bank as successor rights agent to Mellon Investor Services LLC (the "Predecessor Rights Agent)"; and

         WHEREAS, in connection with the Separation and pursuant to Section 4.5(b) of the Plan of Reorganization, it is desirable for the Company to amend the Rights Agreement to provide that the Steel Rights shall expire at the effective time of the Separation Merger; and

         WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement in accordance with the provisions of Section 26 thereof in connection with the Separation to provide for the expiration of the Steel Rights, in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

         1. Effective at the effective time of the Separation Merger, and without any further action by the Company or the Rights Agent, the Steel Rights shall expire and shall be null and void and of no further force or effect.

         2. From and after the effective time of the Separation Merger, all references in the Rights Agreement to USX Corporation shall be deemed to be references to "Marathon Oil Corporation".

         3. From and after the effective time of the Separation Merger, all references in the Rights Agreement to Marathon Stock and Voting Stock shall be deemed to be references to the common stock, par value $1.00 per share, of Marathon Oil Corporation.

         4. From and after the effective time of the Separation Merger, National City Bank shall succeed the Predecessor Rights Agent and be the Successor Rights Agent in accordance with Sections 21 and 27 of the Rights Agreement.

         5. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State, without regard to the principles of conflicts of laws thereof.

         6. This Amendment may be executed in any number of counterparts. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.

         7. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights

Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

         8. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

                                USX CORPORATION
                                (to be renamed Marathon Oil Corporation)


                                By: /s/ K. L. Matheny
                                    --------------------------------------
                                    K. L. Matheny
                                    Vice President - Investor Relations




                                NATIONAL CITY BANK, as Rights Agent


                                By: /s/ V. W. LaTessa
                                    --------------------------------------
                                    Victor LaTessa
                                    Vice President

                       FIRST AMENDMENT TO RIGHTS AGREEMENT

         THIS FIRST AMENDMENT TO RIGHTS AGREEMENT, dated as of July 2, 2001, is entered into between USX Corporation, a Delaware corporation (the "Company"), USX HoldCo, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, to be renamed "USX Corporation" ("HoldCo") and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement (the "Rights Agreement"), dated as of September 28, 1999 (capitalized terms used but not defined herein shall have the meanings ascribed to them in the Rights Agreement);

         WHEREAS, the Company is effecting a holding company reorganization whereby the Company shall merge with and into United States Steel LLC, a Delaware limited liability company and a wholly owned subsidiary of HoldCo (the "HoldCo Merger"), and, as a result of the HoldCo Merger, HoldCo shall become a holding company wholly owned by the stockholders of the Company and shall own all of the equity of United States Steel LLC and Marathon Oil Company;

         WHEREAS, in connection with the HoldCo Merger, it is desirable for the Company to assign to HoldCo all of the Company's rights and obligations under the Rights Agreement and for HoldCo to assume and agree to perform all of the Company's obligations under the Rights Agreement; and

         WHEREAS, the Company, HoldCo and the Rights Agent desire to amend the Rights Agreement in accordance with the provisions of Section 26 thereof in connection with the HoldCo Merger to effect such assignment to and assumption by HoldCo of the Rights Agreement, in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

         1. Effective at the effective time of the HoldCo Merger, the Company hereby assigns to HoldCo all of its rights and obligations under the Rights Agreement, and HoldCo hereby accepts such assignment and assumes and agrees to perform and discharge when due all of the Company's obligations under the Rights Agreement. From and after the effective time of the HoldCo Merger, all references in the Rights Agreement to the Company shall be deemed to be references to HoldCo and all references to USX-U.S. Steel Group Common Stock of the Company, USX Marathon Group Common Stock of the Company and Preferred Stock of the Company shall be deemed to be USX-U.S. Steel Group Common Stock of HoldCo, USX Marathon Group Common Stock of HoldCo and Preferred Stock of HoldCo, respectively.

         2. The first sentence of Section 2 of the Rights Agreement is hereby deleted and replaced with the following:

         "The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable."

         3. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State, without regard to the principles of conflicts of laws thereof.

         4. This Amendment may be executed in any number of counterparts. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.

         5. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

         6. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                          [SIGNATURE PAGE FOLLOWS]



                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

                            USX CORPORATION



                            By: /s/ E. F. Guna
                               -----------------------------------------
                                  Name: E. F. Guna
                                  Title: Vice President & Treasurer


                            USX HOLDCO, INC.



                            By: /s/ R. M. Stanton
                               -----------------------------------------
                                  Name: R. M. Stanton
                                  Title: President


                            MELLON INVESTOR SERVICES LLC
                            (formerly known as CHASEMELLON SHAREHOLDER
                            SERVICES, L.L.C.) as Rights Agent



                            By: /s/ Cynthia Pacolay
                               -----------------------------------------

                                  Name: Cynthia Pacolay
                                  Title:  Vice President

                                 USX CORPORATION

                                       and

                     CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                                  Rights Agent



                                Rights Agreement,
                         Dated as of September 28, 1999




                                TABLE OF CONTENTS

      Section 1.     Certain Definitions ................................. 2
      Section 2.     Appointment of Rights Agent ......................... 6
      Section 3.     Issue of Rights Certificates ........................ 6
      Section 4.     Form of Rights Certificates ......................... 8
      Section 5.     Countersignature and Registration ................... 9
      Section 6.     Transfer, Split Up, Combination and Exchange
                     of Rights Certificates; Mutilated, Destroyed,
                     Lost or Stolen Rights Certificates .................. 9
      Section 7.     Exercise of Rights; Purchase Price; Expiration
                     Date of Rights ......................................10
      Section 8.     Cancellation and Destruction of Rights
                     Certificates ....................................... 12
      Section 9.     Reservation and Availability of Capital Stock ...... 12
      Section 10.    Preferred Stock Record Date ........................ 13
      Section 11.    Adjustment of Purchase Price, Number and
                     Kind of Shares or Number of Rights ................. 14
      Section 12.    Certificate of Adjusted Purchase Price or
                     Number of Shares ................................... 22
      Section 13.    Consolidation, Merger or Sale or Transfer
                     of Assets or Earning Power ......................... 22
      Section 14.    Fractional Rights and Fractional Shares ............ 24
      Section 15.    Rights of Action ................................... 25
      Section 16.    Agreement of Rights Holders ........................ 25
      Section 17.    Rights Certificate Holder Not Deemed a
                     Stockholder ........................................ 26
      Section 18.    Concerning the Rights Agent ........................ 26
      Section 19.    Merger or Consolidation or Change of Name of Rights
                     Agent .............................................. 27
      Section 20.    Duties of Rights Agent ............................. 27
      Section 21.    Change of Rights Agent ............................. 29
      Section 22.    Issuance of New Rights Certificates ................ 30
      Section 23.    Redemption and Termination ......................... 30
      Section 24.    Notice of Certain Events ........................... 31
      Section 25.    Notices ............................................ 31
      Section 26.    Supplements and Amendments ......................... 32
      Section 27.    Successors ......................................... 32
      Section 28.    Determinations and Actions by the
                     Board of Directors, etc. ........................... 32
      Section 29.    Exchange ........................................... 33
      Section 30.    Benefits of this Agreement ......................... 34
      Section 31.    Severability ....................................... 34
      Section 32.    Governing Law ...................................... 35
      Section 33.    Counterparts ....................................... 35
      Section 34.    Descriptive Headings ............................... 35

                                RIGHTS AGREEMENT


      RIGHTS AGREEMENT, dated as of September 28, 1999 (the "Agreement"), between USX Corporation, a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company (the "Rights Agent").


                                   WITNESSETH

      WHEREAS, the Board of Directors of the Company (the "Board of Directors") heretofore authorized the Rights Agreement, originally dated as of October 10, 1989 and as subsequently amended (the "Original Rights Agreement");

      WHEREAS, on September 28, 1999, the Board of Directors determined it desirable and in the best interests of the Company and its stockholders for the Company to extend the benefits afforded by the Original Agreement and to implement such extension by executing this Agreement;

      WHEREAS, on September 28, 1999 (the "Rights Dividend Declaration Date"), the Board of Directors authorized and declared a dividend distribution of one USX-U.S. Steel Group Right (a "Steel Right") for each share of Steel Stock (as defined herein) outstanding upon the close of business on October 9, 1999 (the "Record Date"), and has authorized the issuance of one Steel Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Steel Stock issued (whether as an original issuance or from the Company's treasury) between the Record Date and the Distribution Date (as hereinafter defined) and in certain other circumstances provided herein;

      WHEREAS, on the Rights Dividend Declaration Date, the Board of Directors authorized and declared a dividend distribution of one USX- Marathon Group Right (a "Marathon Right") for each share of Marathon Stock (as defined herein) outstanding upon the close of business on the Record Date, and has authorized the issuance of one Marathon Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Marathon Stock issued (whether as an original issuance or from the Company's treasury) between the Record Date and the Distribution Date and in certain other circumstances provided herein; and

      WHEREAS, each Marathon Right and Steel Right (together, the "Rights") initially represent the right to purchase one one-hundredth of a share of Series A Junior Preferred Stock of the Company, upon the terms and subject to the conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

           Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                (a) "Acquiring Person" shall mean any Person who or which, together with any of its Affiliates and Associates, shall be the Beneficial Owner of shares of Voting Stock representing 15% or more of the outstanding Voting Power of the Company, but shall not include (i) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, (ii) any Person whose ownership of shares of Voting Stock representing 15% or more of the outstanding Voting Power of the Company results solely from the Company's calculation from time to time of the relative voting rights of the Marathon Stock and Steel Stock, unless and until such Person, after becoming aware that such Person has become the Beneficial Owner of fifteen percent (15%) or more of the outstanding shares of Voting Stock, acquires Beneficial Ownership of additional shares of Voting Stock representing one percent (1%) or more of the shares of Voting Stock then outstanding, (iii) any Person who becomes the Beneficial Owner of shares representing fifteen percent (15%) or more of the outstanding Voting Power of the Company solely as a result of a reduction in the number of shares of Voting Stock outstanding due to the repurchase of shares of Voting Stock by the Company, unless and until such Person, after becoming aware that such Person has become the Beneficial Owner of fifteen percent (15%) or more of the then outstanding shares of Voting Stock, acquires Beneficial Ownership of additional shares of Voting Stock representing one percent (1%) or more of the shares of Voting Stock then outstanding, or (iv) any such Person who has reported or is required to report such ownership (but less than twenty percent (20%)) on Schedule 13G under the Securities Exchange Act of 1934, as amended and in effect on the date of the Agreement (the "Exchange Act") (or any comparable or successor report) or on
 Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such schedule (other than the disposition of the Voting Stock) and, within ten Business Days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired shares of Voting Stock in excess of 14.9% inadvertently or without knowledge of the terms of the Rights and who, together with all Affiliates and Associates, thereafter does not acquire additional shares of Voting Stock while remaining the Beneficial Owner of 15% or more of the shares of Voting Stock then outstanding; provided, however, that if the Person requested to so certify fails to do so within ten Business Days, then such Person shall become an Acquiring Person immediately after such ten Business Day period.

                (b) "Act" shall have the meaning set forth in Section 9(c) hereof.

                (c)  "Adjustment Shares" shall have the meaning set forth in
 Section 11(a)(ii) hereof.

                (d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                (e) "Agreement" shall have the meaning set forth in the recitals to this Agreement.

                (f) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities

                     (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the "Original Rights") or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;

                     (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report) and (C) does not constitute a trust, proxy, power of attorney or other device with the purpose or effect of allowing two or more persons, acting in concert, to avoid being deemed "beneficial owners" of such security or otherwise avoid the status of "Acquiring Person" under the terms of this Agreement or as part of a plan or scheme to avoid the reporting requirements under Schedule 13D or Sections 13(d) or 13(g) of the Exchange Act; or

                     (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting

      (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (f)) or disposing of any voting securities of the Company; provided, however, that nothing in this paragraph (f) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition, and then only if such securities continue to be owned by such Person at such expiration of forty days.

                (g) "Board of Directors" shall have the meaning set forth in the recitals to this Agreement.

                (h) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the jurisdiction of the formation of the Rights Agent are authorized or obligated by law or executive order to close.

                (i) "Close of business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

                (j) "Common Stock" when used with reference to any Person, shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

                (k) "Common Stock Equivalents" shall have the meaning set forth in Section 11(a)(iii) hereof.

                (l) "Company" shall have the meaning set forth in the recitals to this Agreement.

                (m) "Current Market Price" shall have the meaning set forth in
 Section 11(d)(i) hereof.

                (n)  "Current Value" shall have the meaning set forth in
 Section 11(a)(iii) hereof.

                (o)  "Distribution Date" shall have the meaning set forth in
 Section 3(a) hereof.

                (p) "Equivalent Preferred Stock" shall have the meaning set forth in Section 11(b) hereof.

                (q) "Exchange Act" shall have the meaning set forth in Section l(a) hereof.

                (r)  "Exchange Ratio" shall have the meaning set forth in
 Section 29(a) hereof.

                (s)  "Expiration Date" shall have the meaning set forth in
 Section 7(a) hereof.

                (t) "Final Expiration Date" shall have the meaning set forth in
 Section 7(a) hereof.

                (u) "Marathon Right" shall have the meaning set forth in the recitals to this Agreement.

                (v) "Marathon Rights Certificates" shall have the meaning set forth in Section 3(a) hereof.

                (w) "Marathon Stock" shall mean the USX-Marathon Group Common Stock, par value $1.00 per share, of the Company.

                (x) "NASDAQ" shall have the meaning set forth in Section 11(d)(i) hereof.

                (y)  "Original Rights" shall have the meaning set forth in
 Section 1(f) hereof.

                (z) "Original Rights Agreement" shall have the meaning set forth in the recitals to this Agreement.

                (aa) "Person" shall mean any individual, firm, corporation, partnership, limited liability company or other entity.

                (bb) "Preferred Stock" shall mean shares of Series A Junior Preferred Stock, without par value, of the Company, and, to the extent that there are not a sufficient number of shares of Series A Junior Preferred Stock authorized to permit the full exercise of the Rights, any other series of Preferred Stock, without par value, of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Junior Preferred Stock.

                (cc) "Principal Party" shall have the meaning set forth in
 Section 13(b) hereof.

                (dd) "Purchase Price" shall have the meaning set forth in
 Section 4(a) hereof.

                (ee) "Qualifying Offer" shall have the meaning set forth in
 Section 11(a)(ii) hereof.

                (ff) "Record Date" shall have the meaning set forth in the recitals to this Agreement.

                (gg) "Redemption Price" shall have the meaning set forth in
 Section 23(a) hereof.

                (hh) "Rights" shall have the meaning set forth in the recitals to this Agreement.

                (ii) "Rights Agent" shall have the meaning set forth in the recitals to this Agreement.

                (jj) "Rights Certificates" shall have the meaning set forth in
 Section 3(a) hereof.

                (kk) "Rights Dividend Declaration Date" shall have the meaning set forth in the recitals to this Agreement.

                (ll) "Section 11(a)(ii) Event" shall mean any event described in
 Section 11(a)(ii) hereof.

                (mm) "Section 11(a)(ii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii) hereof.

                (nn) "Section 13 Event" shall mean any event described in clause
 (x), (y) or (z) of Section 13(a) hereof.

                (oo) "Spread" shall have the meaning set forth in Section 11(a)(iii) hereof.

                (pp) "Steel Right" shall have the meaning set forth in the recitals to this Agreement.

                (qq) "Steel Rights Certificates" shall have the meaning set forth in Section 3(a) hereof.

                (rr) "Steel Stock" shall mean the USX-U.S. Steel Group Common Stock, par value $1.00 per share, of the Company.

                (ss) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such, other than pursuant to a Qualifying Offer.

                (tt) "Subsidiary" shall mean, with reference to any Person, any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

                (uu) "Substitution Period" shall have the meaning set forth in
 Section 11(a)(iii) hereof.

                (vv) "Summary of Rights" shall have the meaning set forth in
 Section 3(b) hereof.

                (ww) "Trading Day" shall have the meaning set forth in Section 11(d)(i) hereof.

                (xx) "Triggering Event" shall mean any Section 11(a)(ii) Event or any Section 13 Event.

                (yy) "Voting Power" shall mean the total voting power represented by the outstanding Marathon Stock and the outstanding Steel Stock.

                (zz) "Voting Stock" shall mean the Marathon Stock and the Steel Stock.

           Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

           Section 3. Issue of Rights Certificates.

                (a) Until the earlier of (i) the close of business on the tenth Business Day after the Stock Acquisition Date (or, if the tenth Business Day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date) or (ii) the close of business on the tenth Business Day (or such later date as may be determined by the Board of Directors) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if, upon consummation thereof, such Person would become an Acquiring Person, in either instance, other than pursuant to a Qualifying Offer (the earlier of (i) and (ii) being herein referred to as the "Distribution Date"), (x) the Marathon Rights and Steel Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Marathon Stock and Steel Stock, respectively, registered in the names of the holders of such Voting Stock (which certificates for Marathon Stock and Steel Stock shall be deemed also to be certificates for Marathon Rights and Steel Rights, respectively) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Voting Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Company shall promptly notify the Rights Agent thereof and provide the Rights Agent with a shareholders list of Marathon Stock and Steel Stock, and the Rights Agent will send or cause to be sent by first-class, insured, postage prepaid mail, to each record holder of (i) the Marathon Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit B-1 hereto (the "Marathon Rights Certificates"), evidencing one Marathon Right for each share of Marathon Stock so held, subject to adjustment as provided herein and (ii) the Steel Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit B-2 hereto (the "Steel Rights Certificates" and, together with the Marathon Rights Certificates, the "Rights Certificates"), evidencing one Steel Right for each share of Steel Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Voting Stock has been made pursuant to
 Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

                (b) The Company will make available, as promptly as practicable following the Record Date, a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit A (the "Summary of Rights"), to any holder of Rights who may so request from time to time prior to the Expiration Date. With respect to certificates for the Voting Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Voting Stock and the registered holders of Voting Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing shares of Voting Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Voting Stock.

                (c) Rights shall be issued in respect of all shares of Voting Stock which are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares of Voting Stock shall also be deemed to be certificates for Rights, and shall bear either
 (i) the legend set forth in the Original Rights Agreement or (ii) the following legend:

           This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement (the "Rights Agreement") between USX Corporation (the "Company") and the Rights Agent thereunder (the "Rights Agent"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor.

      Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person, or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

 With respect to such certificates containing the foregoing legend (or the legend required under the Original Rights Agreement), until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Voting Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Voting Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Voting Stock represented by such certificates.

           Section 4. Form of Rights Certificates.

                (a) The Marathon Rights Certificates and Steel Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B-1 and Exhibit B-2, respectively, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement and which do not adversely affect the rights, duties or responsibilities of the Rights Agent, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one one-hundredth of a share, the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

                (b) Any Rights Certificate issued pursuant to Section 3(a),
 Section 11(a)(i) or Section 22 hereof that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after such Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and, provided that the Company shall have notified the Rights Agent that this Section 4(b) applies, any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

           The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the

      Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.

           Section 5. Countersignature and Registration.

                (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

                (b) Following the Distribution Date and receipt by the Rights Agent of all relevant information, the Rights Agent will keep or cause to be kept, at its office designated pursuant to Section 25 hereof, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

           Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

                (a) Subject to the provisions of Section 4(b), Section 7(e) and
 Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Certificates (other than Rights Certificates that may have been exchanged pursuant to Section 29 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Preferred Stock (or, following a Triggering Event, Marathon Stock, Steel Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the

 Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 and Section 29 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

                (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

           Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

                (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof and the exchange provisions set forth in Section 29 hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the close of business on October 9, 2009, or such later date as may be established by the Board of Directors prior to the expiration of the Rights (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed or exchanged as provided in Section 23 and
 Section 29 hereof (the earlier of (i) and (ii) being herein referred to as the "Expiration Date").

                (b) The Purchase Price for each one one-hundredth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $110, and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.

                (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-hundredth of a share of Preferred Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-hundredths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depository agent (which may include the Company), requisition from the depository agent depository receipts representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depository agent) and the Company will direct the depository agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depository receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Marathon Stock or Steel Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

                (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

                (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a direct or indirect transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this
 Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall notify the Rights Agent when this Section 7(e) applies and shall use all reasonable efforts to insure that the provisions of this Section 7(e) and
 Section 4(b) hereof are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Rights Certificates or other Person as a result of the Company's failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

                (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

           Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

           Section 9. Reservation and Availability of Capital Stock.

                (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Marathon Stock, Steel Stock and/or other securities, or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Marathon Stock, Steel Stock and/or other securities) that, as provided in this Agreement including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

                (b) So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Marathon Stock, Steel Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

                (c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a
 Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with
 Section 11(a)(iii) hereof, a registration statement under the Securities Act of 1933 (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights, The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted by applicable law or a registration statement shall not have been declared effective.

                (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all one one-hundredths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Marathon Stock, Steel Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

                (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one one- hundredths of a share of Preferred Stock (or Marathon Stock, Steel Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of one one-hundredths of a share of Preferred Stock (or Marathon Stock, Steel Stock and/or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one one-hundredths of a share of Preferred Stock (or Marathon Stock, Steel Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

           Section 10. Preferred Stock Record Date. Each person in whose name any certificate for a number of one one-hundredths of a share of Preferred Stock (or Marathon Stock, Steel Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Marathon Stock, Steel Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Marathon Stock, Steel Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Marathon Stock, Steel Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

           Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to
 Section 11(a)(ii) hereof.

                     (ii) In the event that any Person shall at any time after the Rights Dividend Declaration Date become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof, or is an acquisition of shares of Voting Stock pursuant to a cash tender offer for all outstanding shares of Voting Stock which meets all of the following requirements:

                          (1) on or prior to the date such offer is commenced within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, such Person has, and has provided to the Company, firm written commitments from responsible financial institutions, which have been accepted by such Person (or one of its Affiliates), to provide, subject only to customary terms and conditions, funds for such offer which, when added to the amount of cash and cash equivalents which such Person then has available and has irrevocably committed in writing to the Company to utilize for purposes of such offer, will be sufficient to pay for all shares of Voting Stock outstanding on a fully diluted basis and all related expenses;

                          (2) shares of Voting Stock representing a majority of the Voting Power as of the day immediately prior to the date of announcement of such offer (other than Voting Stock beneficially owned by such Person immediately prior to such offer) are tendered and purchased pursuant to such offer;

                          (3) such offer remains open for at least 45 Business Days; provided, that (x) if there is any increase in the cash price of such offer, such offer must remain open for at least an additional 20 Business Days after the last such increase, (y) such offer must remain open for at least 20 Business Days after the date that any bona fide alternative offer is made which, in the opinion of one or more investment banking firms designated by the Company, provides for consideration per share of Marathon Stock and Steel Stock, respectively, in excess of that provided for in such offer, and (z) such offer must remain open for at least 20 Business Days after the date on which such Person reduces the per share price offered in accordance with clause (4)(y) of this Section 11(a)(ii) (provided, in the case of each of clause (x), (y) and (z) above, in no event will such offer have been outstanding for less than 45 Business
      Days); provided further, however, that such offer need not remain open, as a result of this clause (3), beyond (i) the time which any other offer satisfying the criteria for a Qualifying Offer is then required to be kept open under this clause (3), or (ii) the scheduled expiration date, as such date may be extended by public announcement prior to the then scheduled expiration date, of any other offer with respect to which the Board of Directors has agreed to redeem the Rights immediately prior to acceptance for payment of shares thereunder (unless such other offer is terminated prior to its expiration without any shares having been purchased thereunder); and

                          (4) prior to or on the date that such offer is commenced within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, such Person makes an irrevocable written commitment to the Company (x) to consummate an all-cash transaction or transactions promptly upon the completion of such offer, whereby all shares of Voting Stock not purchased in such offer will be acquired at the same price per share of Marathon Stock and Steel Stock, respectively, paid in such offer, provided that the Board of Directors shall have granted any approvals required to enable such Person to consummate such transaction or transactions following consummation of such offer without obtaining the vote of any other stockholder, (y) that such Person will not make any amendment to the original offer which reduces the per share price offered (other than a reduction to reflect any dividend declared by the Company after the commencement of such offer or any material change in the capital structure of the Company initiated by the Company after the commencement of such offer, whether by way of recapitalization, reorganization, repurchase or otherwise), changes the form of consideration offered, reduces the number of shares being sought or which is in any other respect materially adverse to the holders of Voting Stock, and (z) that neither such Person nor any of its Affiliates or Associates will make any offer for any equity securities of the Company for a period of one year after the commencement of the original offer if such original offer does not result in the tender of the number of shares of Voting Stock required to be purchased pursuant to clause (2) above, unless another all cash tender offer for all outstanding shares of Voting Stock is commenced (a) at a price per share of Marathon Stock and Steel Stock, respectively, in excess of that provided for in such original offer or (b) with the approval of the Board of Directors (in which event, any new offer by such Person or of any of its Affiliates or Associates must be at a price not less than that provided for in such approved offer);

      (an offer meeting the requirements set forth above being referred to herein as a "Qualifying Offer"), then, promptly following five (5) days after the date of the first occurrence of such an event, proper provision shall be made so that each holder of a Marathon Right or a Steel Right (except as provided below and in Section 7(e) hereof), as the case may be, shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-hundredths of a share of Preferred Stock, such number of shares of Marathon Stock or Steel Stock, respectively, as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the Current Market Price per share of Marathon Stock, in the case of a Marathon Right, or Steel Stock, in the case of a Steel Right, on the date of such first occurrence (such number of shares of Marathon Stock or Steel Stock, as the case may be, being referred to as the "Adjustment Shares").

                     (iii) In the event that the number of shares of Marathon Stock and/or Steel Stock which are authorized by the Company's Restated Certificate of Incorporation but that are not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall
      (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Marathon Stock or Steel Stock, or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock (irrespective of the voting rights associated with any units or shares of preferred stock) which the Board of Directors has deemed to have the same value as shares of Marathon Stock or Steel Stock (such shares of preferred stock, "Common Stock Equivalents")),
      (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Marathon Stock or Steel Stock (to the extent available), as the case may be, and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Marathon Stock or Steel Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the

      Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the Current Market Price per share of the Marathon Stock or Steel Stock, as the case may be, on the Section 11(a)(ii) Trigger Date and the value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of the Marathon Stock or Steel Stock, as the case may be, on such date.

                (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock ("Equivalent Preferred Stock")) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                (c) In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such Current Market Price per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

                (d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share of Marathon Stock or Steel Stock on any date shall be deemed to be the average of the daily closing prices per share of such Marathon Stock or Steel Stock, respectively, for the thirty (30) consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Marathon Stock or Steel Stock, as the case may be, on any date shall be deemed to be the average of the daily closing prices per share of such Marathon Stock or Steel Stock, respectively, for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of the Marathon Stock or Steel Stock is determined during a period following the announcement by the issuer of such Marathon Stock or Steel Stock, as the case may be, of (A) a dividend or distribution on such Marathon Stock or Steel Stock payable in shares of such Marathon Stock or Steel Stock or securities convertible into shares of such Marathon Stock or Steel Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Marathon Stock or Steel Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day period or ten (10) Trading Day period, as set forth above; then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Marathon Stock or Steel Stock, as the case may be, are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Marathon Stock or Steel Stock, as the case may be, are listed or admitted to trading or, if the shares of Marathon Stock or Steel Stock, as the case may be, are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Marathon Stock or Steel Stock, as the case may be, are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Marathon Stock or Steel Stock, as the case may be, selected by the Board of Directors. If on any such date no market maker is making a market in the Marathon Stock or Steel Stock, as the case may be, the fair value of such shares on such date as determined in good faith by the Board of Directors shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Marathon Stock or Steel Stock, as the case may be, are listed or admitted to trading is open for the transaction of business or, if the shares of Marathon Stock or Steel Stock, as the case may be, are not listed or admitted to trading on any national securities exchange, a Business Day. If the Marathon Stock or Steel Stock, as the case may be, are not publicly held or not so listed or traded, Current Market Price per share shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                     (ii) For the purpose of any computation hereunder, the Current Market Price per share of Preferred Stock shall be determined in the same manner as set forth above for the Voting Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the Current Market Price per share of Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Voting Stock occurring after the date of this Agreement) multiplied by an amount equal to the product of
      (x) the sum of (1) the Current Market Price per share of the Marathon Stock and (2) the Current Market Price per share of the Steel Stock multiplied by (y) 0.5. If none of the Marathon Stock, the Steel Stock, or the Preferred Stock are publicly held or so listed or traded, Current Market Price per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the Current Market Price of one one-hundredth of a share of Preferred Stock shall be equal to the Current Market Price of one share of Preferred Stock divided by 100.

                (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten- thousandth of a share of Marathon Stock or Steel Stock, or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this
 Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

                (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the
 provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

                (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one- hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
 Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

                (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredths of a share and the number of one one- hundredths of a share which were expressed in the initial Rights Certificates issued hereunder.

                (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-hundredths of a share of Preferred Stock at such adjusted Purchase Price.

                (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt notice thereof to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

                (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

                (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, earning power or cash flow aggregating more than 50% of the assets, earning power or cash flow of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

                (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

                (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of any class of Voting Stock payable in shares of any class of Voting Stock, (ii) subdivide the outstanding shares of any class of Voting Stock, or (iii) combine the outstanding shares of any class of Voting Stock into a smaller number of shares, the number of Rights associated with each share of such class of Voting Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of such class of Voting Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of such class of Voting Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of such class of Voting Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of such class of Voting Stock outstanding immediately following the occurrence of such event.

           Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
 (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock, the Marathon Stock and the Steel Stock, a copy of such certificate, and (c) mail, or cause to be mailed, a brief summary thereof to each holder of a Rights Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

           Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

                (a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger,
 (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Voting Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, earning power or cash flow aggregating more than 50% of the assets, earning power or cash flow of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case (except as may be contemplated by Section 13(d) hereof), proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one- hundredths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (2) 50% of the Current Market Price per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event;
 (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

                (b) "Principal Party" shall mean

                     (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Voting Stock are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

                     (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

 provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

                (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and
 (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph
 (a) of this Section 13, the Principal Party will

                     (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

                     (ii) take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including, but not limited to, the registration or qualification of such securities under all requisite securities laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate; and

                     (iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

 The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

                (d) Notwithstanding anything in this Agreement to the contrary,
 Section 13 shall not be applicable to a transaction described in subparagraphs
 (x) and (y) of Section 13(a) hereof if (i) such transaction is consummated with a Person or Persons who acquired shares of Voting Stock pursuant to a Qualifying Offer (or a wholly owned subsidiary of any such Person or Persons),
 (ii) the price per share of Marathon Stock and Steel Stock offered in such transaction is not less than the price per share of Marathon Stock and Steel Stock, respectively, paid to all holders of shares of Marathon Stock and Steel Stock whose shares were purchased pursuant to such Qualifying Offer and (iii) the form of consideration being offered to the remaining holders of shares of Voting Stock pursuant to such transaction is cash. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

           Section 14. Fractional Rights and Fractional Shares.

                (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used.

                (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-hundredth of a share of Preferred Stock shall be one one-hundredth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

                (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Voting Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Voting Stock. In lieu of fractional shares of Voting Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Marathon Stock or one (1) share of Steel Stock, as the case may be. For purposes of this Section 14(c), the Current Market Value of one share of Marathon Stock or Steel Stock, as the case may be, shall be the closing price of one share of such Marathon Stock or Steel Stock for the Trading Day immediately prior to the date of such exercise.

                (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

           Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Voting Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Voting Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Voting Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

           Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Voting Stock;

                (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

                (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Voting Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Voting Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of
 Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

                (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

           Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-hundredths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

           Section 18. Concerning the Rights Agent.

                (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration, execution or amendment of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense, incurred without negligence, bad faith or willful misconduct (as finally determined by a court of competent jurisdiction) on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

                (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Voting Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

                (c) Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Rights Agent has been advised of the possibility of such loss or damage.

           Section 19. Merger or Consolidation or Change of Name of Rights
 Agent.

                (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

           Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound.

                (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of, any action taken or omitted by it in good faith and in accordance with such advice or opinion.

                (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of, any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct (as finally determined by a court of competent jurisdiction).

                (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

                (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of
 Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Voting Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Voting Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

                (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                (h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

                (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

                (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

           Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company, and to each transfer agent of the Marathon Stock, Steel Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Marathon Stock, Steel Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty
 (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of any state thereof so long as such Person is authorized to do business in the State of New York and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) any affiliate thereof. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Marathon Stock, Steel Stock and the Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

           Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Voting Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Voting Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement outstanding, granted or awarded prior to the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

           Section 23. Redemption and Termination.

                (a) The Board of Directors may, at its option, at any time prior to the earlier of (i) the close of business on the tenth Business Day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth Business Day following the Record Date), or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). To encourage third parties seeking to acquire the Company to make a non-coercive offer which will maximize value for all stockholders, the Board of Directors shall consider, in determining whether to redeem the Rights in connection with any proposal or offer, whether such proposal or offer meets the requirements of a Qualifying Offer, and, if not, in which respects such offer or proposal fails to meet such requirements. The Company may, at its option, pay the Redemption Price in cash, shares of Marathon Stock or Steel Stock (based on the Current Market Price of such shares at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired.

                (b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for each of the Marathon Stock and Steel Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

           Section 24. Notice of Certain Events.

                (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets, earning power or cash flow of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier.

                (b) In case any Section 11(a)(ii) Event hereof shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Voting Stock and/or, if appropriate, other securities.

           Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

           USX Corporation
           600 Grant Street
           Pittsburgh, Pennsylvania  15219-4776
           Attention:  Corporate Secretary

 Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

           ChaseMellon Shareholder Services, L.L.C.
           One Mellon Bank Center
           500 Grant Street
           Room 2122
           Pittsburgh, Pennsylvania  15258-0001
           Attention:  Relationship Manager

 Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Voting Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

 In the event that the Company is required to make a public announcement or provide notice to the holders of Rights Certificates pursuant to any provision of this Agreement, it shall provide such announcement or notice to the Rights Agent on or prior to the date of such announcement or provision of notice.

           Section 26. Supplements and Amendments. Prior to the Distribution Date, and subject to the last sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Voting Stock. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or
 (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the Rights Agent or the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period, unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26 and provided such supplement or amendment does not adversely affect the Rights Agent's duties, liabilities or obligations hereunder, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Voting Stock. Notwithstanding anything herein to the contrary, this Agreement may not be amended at a time when the Rights are not redeemable.

           Section 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

           Section 28. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the Voting Power or the number of shares of Voting Stock outstanding at any particular time, including for purposes of determining the particular percentage of Voting Power or such outstanding shares of Voting Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement) and (iii) calculate from time to time the Voting Power and the relative voting power of the Marathon Stock and the Steel Stock, in accordance with the Company's Restated Certificate of Incorporation. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons, and (y) not subject the Board of Directors or any directors on the Board of Directors to any liability to the holders of the Rights. Nothing contained in this Agreement shall be deemed to be in derogation of the obligation of the Board of Directors to exercise its fiduciary duty or shall be construed to suggest or imply that the Board of Directors shall not be entitled to reject any Qualifying Offer, or to recommend that holders of shares of Voting Stock reject any Qualifying Offer, or to take any other action (including, without limitation, commencing, prosecuting, defending or settling any litigation, recommending that stockholders tender into any other offer, taking any action permitted under any applicable state laws or proposing or engaging, at any time, in any acquisition, disposition or other transfer of any securities of the Company, any merger or consolidation involving the Company, any sale or other transfer of assets of the Company, any recapitalization, liquidation, dissolution or winding up of the Company, or any other business combination or other transaction) with respect to any Qualifying Offer that the Board of Directors believes is necessary or appropriate in the exercise of such fiduciary duty.

           Section 29. Exchange.

                (a) The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Marathon Rights and Steel Rights (which shall not include Rights that have become void pursuant to the provision of Section 7(e) hereof), as the case may be, for shares of Marathon Stock or Steel Stock, respectively, at an exchange ratio of one share of Marathon Stock per Marathon Right and one share of Steel Stock per Steel Right, and appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding shares of Voting Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of shares of Voting Stock representing 50% or more of the Voting Power of the Company.

                (b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to subsection (a) of this Section 29 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Marathon Rights and Steel Rights, as the case may be, shall be to receive that number of shares of Marathon Stock and Steel Stock, respectively, equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Voting Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be affected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

                (c) In any exchange pursuant to this Section 29, the Company, at its option, may substitute Preferred Stock (or Equivalent Preferred Stock, as such term is defined in Section 11(b) hereof) for shares of Voting Stock exchangeable for Rights, at the initial rate of one one-hundredths of a share of Preferred Stock (or Equivalent Preferred Stock) for each share of Voting Stock, as appropriately adjusted to reflect stock splits, stock dividends or other similar transactions after the date hereof.

                (d) In the event that there shall not be sufficient shares of Voting Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 29, the Company shall take all such action as may be necessary to authorize additional shares of Marathon Stock or Steel Stock, as the case may be, for issuance upon exchange of the Rights.

                (e) The Company shall not be required to issue fractions of shares of Voting Stock or to distribute certificates which evidence fractional shares of Voting Stock. In lieu of such fractional shares of Voting Stock, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional shares of Voting Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole share of Marathon Stock or Steel Stock, as the case may be. For the purposes of this subsection (e), the current market value of a whole share of Marathon Stock or Steel Stock shall be the closing price of such share of Marathon Stock or Steel Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 29.

           Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Voting Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Voting Stock).

           Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof (if it has expired) shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors and the Company shall promptly notify the Rights Agent of such reinstatement.

           Section 32. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

           Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

           Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


                          [SIGNATURE PAGE FOLLOWS]


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                 USX CORPORATION



                             By:  /s/ Kenneth L. Matheny
                                  -------------------------------
                             Name:  Kenneth L. Matheny
                             Title: Vice President & Comptroller



                             CHASEMELLON SHAREHOLDER SERVICES, L.L.C.



                             By: /s/ Marilyn Spisak
                                 -------------------------------
                              Name: Marilyn Spisak
                              Title: Vice President

                                                                       Exhibit A


                          SUMMARY OF RIGHTS TO PURCHASE
                                 PREFERRED STOCK


      On September 28, 1999, the Board of Directors of USX Corporation (the "Company") adopted a Stockholder Rights Plan and declared a dividend distribution of (i) one USX-U.S. Steel Group Right (a "Steel Right") for each outstanding share of USX-U.S. Steel Group Common Stock ("Steel Stock") and (ii) one USX-Marathon Group Right (a "Marathon Right" and, together with the Steel Rights, the "Rights") for each share of USX-Marathon Group Common Stock ("Marathon Stock" and, together with the Steel Stock, the "Voting Stock") to stockholders of record at the close of business on October 9, 1999 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a "Unit") of Series A Junior Preferred Stock, no par value (the "Preferred Stock"), at a Purchase Price of $110 in cash per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as Rights Agent.

      Initially, the Marathon Rights and the Steel Rights will be attached to all certificates representing shares of Marathon Stock and Steel Stock, respectively, then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Marathon Rights and the Steel Rights will separate from the certificates representing shares of Marathon Stock and Steel Stock, respectively, and a Distribution Date will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of Voting Stock representing 15% or more of the outstanding Voting Power of the Company (the "Stock Acquisition Date") other than as a result of the Company's calculation from time to time of the relative voting rights of the Marathon Stock and Steel Stock, repurchases of stock by the Company or certain inadvertent actions by institutional or certain other stockholders, or (ii) 10 business days (or such later date as the Board of Directors shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Until the Distribution Date, (i) the Marathon Rights and the Steel Rights will be evidenced by the certificates representing shares of Marathon Stock and Steel Stock, respectively, and will be transferred with and only with such certificates, (ii) new Marathon Stock and Steel Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Marathon Stock and Steel Stock outstanding will also constitute the transfer of the Marathon Rights and Steel Rights, respectively, associated with the Marathon Stock and Steel Stock represented by such certificate.

      The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 9, 2009, unless such date is extended or the Rights are earlier redeemed or exchanged by the Company as described below. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares (or fractions which are integral multiples of one one-hundredth of a share) of Preferred Stock will be issued.

      As soon as practicable after the Distribution Date, Certificates for Marathon Rights and Steel Rights will be mailed to holders of record of the Marathon Stock and Steel Stock, respectively, as of the close of business on the Distribution Date and, thereafter, the separate Certificates for Marathon Rights and Steel Rights alone will represent the Marathon Rights and Steel Rights, respectively. Except as otherwise determined by the Board of Directors, Rights will be issued in connection with all shares of Voting Stock issued by the Company, including shares of Voting Stock issued upon the exercise of employee stock options or the conversion of convertible securities issued after October 9, 1999 but prior to the Distribution Date.

      In the event that a Person becomes an Acquiring Person, except pursuant to a Qualifying Offer (as defined below), each holder of a Marathon Right or Steel Right (other than the Acquiring Person and certain related parties) will thereafter have the right to receive, upon exercise, Marathon Stock or Steel Stock, respectively (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Marathon Right or Steel Right. However, Rights are not exercisable until such time as the Rights are no longer redeemable by the Company, as set forth below. A "Qualifying Offer" is defined as an all-cash tender offer for all outstanding Marathon Stock and Steel Stock that is fully financed, remains open for a period of at least 45 Business Days, results in the offeror owning shares of Voting Stock representing a majority of the Voting Power as of the day immediately prior to the date of announcement of such offer, assures a prompt second- step acquisition of shares not purchased in the initial offer at the same price as the initial offer and meets certain other requirements.

      For example, at an exercise price of $110 per Right, each Marathon Right or Steel Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $220 worth of Marathon Stock or Steel Stock, respectively (or other consideration, as noted above) for $110. Assuming that the Marathon Stock or Steel Stock, respectively, as the case may be, had a per share value of $55 at such time, the holder of each valid Marathon Right or Steel Right would be entitled to purchase four shares of Marathon Stock or Steel Stock, respectively, for $110.

      In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business transaction in which the Company is the surviving corporation and the Voting Stock is changed or exchanged, or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (other than Rights that previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, Common Stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

      The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the Current Market Price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

      With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

      Up to and including the tenth business day after the Stock Acquisition Date (subject to extension), the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right payable in stock or cash or any other form of consideration deemed appropriate by the Board of Directors (the "Redemption Price"). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

      The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the outstanding and exercisable Marathon Rights and Steel Rights (other than Rights held by the Acquiring Person and certain related parties) for shares of Marathon Stock or Steel Stock, respectively, at an exchange ratio of one share of Marathon Stock or Steel Stock per Marathon Right or Steel Right, respectively (subject to certain anti-dilution adjustments). However, the Board of Directors may not effect such an exchange at any time any Person or group owns Voting Stock representing 50% or more of the Voting Power of the Company then outstanding. Immediately after the Board of Directors orders such an exchange, the right to exercise the Marathon Rights and Steel Rights shall terminate and the holders of Marathon Rights and Steel Rights shall thereafter only be entitled to receive shares of Marathon Stock and Steel Stock, respectively, at the applicable exchange ratio.

      Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Marathon Rights and Steel Rights become exercisable for Marathon Stock or Steel Stock, respectively (or other consideration), of the Company or for Common Stock of the acquiring company as set forth above.

      Any of the provisions of the Rights Agreement may be amended by the Board of Directors prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement. The foregoing notwithstanding, no amendment may be made at such time as the Rights are not redeemable.

      A copy of the Rights Agreement is being filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

                                                                       Exhibit B

                          [Form of Rights Certificate]


 Certificate No- R-                                        _________ Rights

 NOT EXERCISABLE AFTER OCTOBER 9, 2009 UNLESS EXTENDED PRIOR THERETO BY THE BOARD OF DIRECTORS OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN
 SECTION 7(e) OF SUCH AGREEMENT.] (1)

------------------
(1) The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.


                               Rights Certificate

                                 USX CORPORATION

      This certifies that

 , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of September 28, 1999 (the "Rights Agreement"), between USX Corporation, a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (New York City time) on October 9, 2009 (unless extended prior thereto by the Board of Directors) at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, non-assessable share of Series A Junior Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $110 in cash per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of October 9, 1999, based on the Preferred Stock as constituted at such date. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

      Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

      As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

      This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights including the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the office of the Rights Agent designated for such purpose and are also available upon written request to the Rights Agent.

      This Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

      Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right (payable in cash or stock or any other form of consideration deemed appropriate by the Board of Directors as set forth in the Rights Agreement) (the "Redemption Price") at any time prior to the earlier of the close of business on (i) the tenth Business Day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement), and (ii) the Final Expiration Date. In addition, under certain circumstances following the Stock Acquisition Date, the Rights may be exchanged, in whole or in part, for shares of the Voting Stock, or shares of preference stock of the Company having essentially the same value or economic rights as such shares. Immediately upon the action of the Board of Directors authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

      No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement. The Company, at its election, may require that a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

      No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

      This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

      WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.


 Dated as of _________________, ____

 ATTEST:                                USX CORPORATION


                                        By
  -----------------------------            ---------------------------
           Secretary                       Title:


 Countersigned:

 CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

 By _____________________________
        Authorized Signature

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate)

 FOR VALUE RECEIVED ______________________________ hereby sells, assigns and transfers unto ____________________________________


 ----------------------------------------------------------------------
                   (Print name and address of transferee)

 ----------------------------------------------------------------------

 this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________, Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

 Dated: ____________, _____


                                     ---------------------------------
                                     Signature

 Signature Guaranteed:


                                   Certificate

      The undersigned hereby certifies by checking the appropriate boxes that:

      (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

      (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


 Dated:             ,
        ------------ -----     -------------------------------
                               Signature

 Signature Guaranteed:

                                     NOTICE


      The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.


                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                       exercise Rights represented by the
                               Rights Certificate)

 To:  USX CORPORATION:

      The undersigned hereby irrevocably elects to exercise ______ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

 Please insert social security
 or other identifying number

  --------------------------------------------------------------------
                      (Please print name and address)

  --------------------------------------------------------------------


      If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

 Please insert social security
 or other identifying number

  -------------------------------------------------------------------
                      (Please print name and address)

  -------------------------------------------------------------------


 Dated:             ,
        ------------ -----

                               ------------------------------
                               Signature
 Signature Guaranteed:


                                   Certificate


      The undersigned hereby certifies by checking the appropriate boxes that:

      (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

      (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


 Dated:             , 19
        ------------           -------------------------------

 Signature Guaranteed:


                                     NOTICE


      The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                     Exhibit B-1



                    [FORM OF MARATHON RIGHTS CERTIFICATE]



 Certificate No. R-                                         Marathon Rights

 NOT EXERCISABLE AFTER OCTOBER 9, 2009 UNLESS EXTENDED PRIOR THERETO BY THE BOARD OF DIRECTORS OR EARLIER IF REDEEMED BY THE COMPANY. THE USX-MARATHON GROUP RIGHTS ("MARATHON RIGHTS") ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER MARATHON RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, MARATHON RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH MARATHON RIGHTS MAY BECOME NULL AND VOID. [THE MARATHON RIGHTS REPRESENTED BY THIS MARATHON RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS MARATHON RIGHTS CERTIFICATE AND THE MARATHON RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.] (1)

 --------------------

(1) The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.


                      USX-Marathon Group Rights Certificate

                                 USX CORPORATION

 This certifies that

                                     , or registered assigns, is the
 registered owner of the number of USX-Marathon Group Rights ("Marathon Rights") set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of September 28, 1999 (the "Rights Agreement"), between USX Corporation, a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services,

 L.L.C., a New Jersey limited liability company (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (New York City time) on October 9, 2009 (unless extended prior thereto by the Board of Directors) at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, non-assessable share of Series A Junior Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $110 in cash per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Marathon Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Marathon Rights evidenced by this Marathon Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of October 9, 1999, based on the Preferred Stock as constituted at such date. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that, upon any exercise of Marathon Rights, a number of Marathon Rights be exercised so that only whole shares of Preferred Stock will be issued.

      Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Marathon Rights evidenced by this Marathon Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Marathon Rights shall become null and void and no holder hereof shall have any right with respect to such Marathon Rights from and after the occurrence of such Section 11(a)(ii) Event.

      As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, which may be purchased upon the exercise of the Marathon Rights evidenced by this Marathon Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

      This Marathon Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Marathon Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Marathon Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the office of the Rights Agent designated for such purpose and are also available upon written request to the Rights Agent.

      This Marathon Rights Certificate, with or without other Marathon Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Marathon Rights Certificate or Marathon Rights Certificates of like tenor and date evidencing Marathon Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock as the Marathon Rights evidenced by the Marathon Rights Certificate or Marathon Rights Certificates surrendered shall have entitled such holder to purchase. If this Marathon Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Marathon Rights Certificate or Marathon Rights Certificates for the number of whole Marathon Rights not exercised.

      Subject to the provisions of the Rights Agreement, the Marathon Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Marathon Right (payable in cash or stock or any other form of consideration deemed appropriate by the Board of Directors as set forth in the Rights Agreement) (the "Redemption Price") at any time prior to the earlier of the close of business on (i) the tenth Business Day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement), and (ii) the Final Expiration Date. In addition, under certain circumstances following the Stock Acquisition Date, the Marathon Rights may be exchanged, in whole or in part, for shares of the Voting Stock, or shares of preference stock of the Company having essentially the same value or economic rights as such shares. Immediately upon the action of the Board of Directors authorizing any such exchange, and without any further action or any notice, the Marathon Rights (other than Marathon Rights which are not subject to such exchange) will terminate and the Marathon Rights will only enable holders to receive the shares issuable upon such exchange.

      No fractional shares of Preferred Stock will be issued upon the exercise of any Marathon Right or Marathon Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement. The Company, at its election, may require that a number of Marathon Rights be exercised so that only whole shares of Preferred Stock would be issued.

      No holder of this Marathon Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Marathon Right or Marathon Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

      This Marathon Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

      WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

 Dated as of               ,
             -------------   -----------


 ATTEST:                                USX CORPORATION

                                        By
 ------------------------------            ---------------------------
           Secretary                       Title

 Countersigned:

 CHASEMELLON SHAREHOLDER SERVICES, L.L.C.


 By
    -------------------------
      Authorized Signature

              [Form of Reverse Side of Marathon Rights Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such holder desires to transfer the Marathon Rights Certificate)

 FOR VALUE RECEIVED _____________________________ hereby sells, assigns and transfers unto _________________________________________

 --------------------------------------------------------------------
               (Please print name and address of transferee)

 this Marathon Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________, Attorney, to transfer the within Marathon Rights Certificate on the books of the within-named Company, with full power of substitution.

 Dated:             ,
        ------------ -----

                                 ---------------------------
                                 Signature

 Signature Guaranteed:


                                   Certificate

      The undersigned hereby certifies by checking the appropriate boxes that:

      (1) this Marathon Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

      (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Marathon Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


 Dated:             ,
        ------------ -----       ---------------------------
                                 Signature

 Signature Guaranteed:

                                     NOTICE

      The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Marathon Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                   exercise Marathon Rights represented by the
                           Marathon Rights Certificate)

 To:  USX CORPORATION:

      The undersigned hereby irrevocably elects to exercise _____ Marathon Rights represented by this Marathon Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Marathon Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Marathon Rights) and requests that certificates for such shares be issued in the name of and delivered to:

 Please insert social security or other identifying number

 ---------------------------------------------------------------------------
                         (Please print name and address)

 ---------------------------------------------------------------------------


      If such number of Marathon Rights shall not be all the Marathon Rights evidenced by this Marathon Rights Certificate, a new Marathon Rights Certificate for the balance of such Marathon Rights shall be registered in the name of and delivered to:

 Please insert social security or other identifying number

 ---------------------------------------------------------------------------
                      (Please print name and address)

 ---------------------------------------------------------------------------


 Dated:             ,
        ------------ -----
                                 ---------------------------
                                 Signature

 Signature Guaranteed:

                                   Certificate

      The undersigned hereby certifies by checking the appropriate boxes that:

      (1) the Marathon Rights evidenced by this Marathon Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

      (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Marathon Rights evidenced by this Marathon Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


 Dated:             , 19
        ------------             ---------------------------
                                 Signature

 Signature Guaranteed:

                                     NOTICE

      The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Marathon Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                     Exhibit B-2



                       [Form of Steel Rights Certificate]



 Certificate No. R-                                            Steel Rights

 NOT EXERCISABLE AFTER OCTOBER 9, 2009 UNLESS EXTENDED PRIOR THERETO BY THE BOARD OF DIRECTORS OR EARLIER IF REDEEMED BY THE COMPANY. THE USX-U.S. STEEL GROUP RIGHTS ("STEEL RIGHTS") ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER STEEL RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, STEEL RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH STEEL RIGHTS MAY BECOME NULL AND VOID. [THE STEEL RIGHTS REPRESENTED BY THIS STEEL RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS STEEL RIGHTS CERTIFICATE AND THE STEEL RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN
 SECTION 7(e) OF SUCH AGREEMENT.] (1)

----------
(1) The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.


                     USX-U.S. Steel Group Rights Certificate

                                 USX CORPORATION

      This certifies that

                                          , or registered assigns, is the
 registered owner of the number of USX-U.S. Steel Group Rights ("Steel Rights") set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of September 28, 1999 (the "Rights Agreement"), between USX Corporation, a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (New York City time) on October 9, 2009 (unless extended prior thereto by the Board of Directors), at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, non-assessable share of Series A Junior Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $110 in cash per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Steel Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Steel Rights evidenced by this Steel Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of October 9, 1999, based on the Preferred Stock as constituted at such date. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that, upon any exercise of Steel Rights, a number of Steel Rights be exercised so that only whole shares of Preferred Stock will be issued.

      Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Steel Rights evidenced by this Steel Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Steel Rights shall become null and void and no holder hereof shall have any right with respect to such Steel Rights from and after the occurrence of such Section 11(a)(ii) Event.

      As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, which may be purchased upon the exercise of the Steel Rights evidenced by this Steel Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

      This Steel Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Steel Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Steel Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the office of the Rights Agent designated for such purpose and are also available upon written request to the Rights Agent.

      This Steel Rights Certificate, with or without other Steel Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Steel Rights Certificate or Steel Rights Certificates of like tenor and date evidencing Steel Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock as the Steel Rights evidenced by the Steel Rights Certificate or Steel Rights Certificates surrendered shall have entitled such holder to purchase. If this Steel Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Steel Rights Certificate or Steel Rights Certificates for the number of whole Steel Rights not exercised.

      Subject to the provisions of the Rights Agreement, the Steel Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Steel Right (payable in cash or stock or any other form of consideration deemed appropriate by the Board of Directors as set forth in the Rights Agreement) (the "Redemption Price") at any time prior to the earlier of the close of business on (i) the tenth Business Day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement), and (ii) the Final Expiration Date. In addition, under certain circumstances following the Stock Acquisition Date, the Steel Rights may be exchanged, in whole or in part, for shares of the Voting Stock, or shares of preference stock of the Company having essentially the same value or economic rights as such shares. Immediately upon the action of the Board of Directors authorizing any such exchange, and without any further action or any notice, the Steel Rights (other than Steel Rights which are not subject to such exchange) will terminate and the Steel Rights will only enable holders to receive the shares issuable upon such exchange.

      No fractional shares of Preferred Stock will be issued upon the exercise of any Steel Right or Steel Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement. The Company, at its election, may require that a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

      No holder of this Steel Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Steel Right or Steel Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

      This Steel Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

      WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

 Dated as of            ,
             ----------   ----


 ATTEST:                       USX CORPORATION

                               By
 --------------------------       -----------------------------
           Secretary              Title

 Countersigned:

 CHASEMELLON SHAREHOLDER SERVICES, L.L.C.


 By ___________________________
      Authorized Signature

               [Form of Reverse Side of Steel Rights Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
             holder desires to transfer the Steel Rights Certificate)

 FOR VALUE RECEIVED _____________________________ hereby sells, assigns and transfers unto ____________________________________________

 -----------------------------------------------------------------------
               (Please print name and address of transferee)


 this Steel Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________, Attorney, to transfer the within Steel Rights Certificate on the books of the within-named Company, with full power of substitution.

 Dated as of            ,
             ----------   ----

                                   ---------------------------
                                    Signature

 Signature Guaranteed:

                                   Certificate

      The undersigned hereby certifies by checking the appropriate boxes that:

      (1) this Steel Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

      (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Steel Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


 Dated as of            ,
             ----------   ----     ---------------------------
                                    Signature

 Signature Guaranteed:

                                     NOTICE

      The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Steel Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                    exercise Steel Rights represented by the
                            Steel Rights Certificate)

 To:  USX CORPORATION:

      The undersigned hereby irrevocably elects to exercise _____ Steel Rights represented by this Steel Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Steel Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Steel Rights) and requests that certificates for such shares be issued in the name of and delivered to:

 Please insert social security
 or other identifying number

 --------------------------------------------------------------------------
                         (Please print name and address)

 --------------------------------------------------------------------------


      If such number of Steel Rights shall not be all the Steel Rights evidenced by this Steel Rights Certificate, a new Steel Rights Certificate for the balance of such Steel Rights shall be registered in the name of and delivered to:

 Please insert social security
 or other identifying number

 --------------------------------------------------------------------------
                      (Please print name and address)

  -------------------------------------------------------------------------

 Dated as of            ,
             ----------   ----


                                   ---------------------------
                                    Signature

 Signature Guaranteed:


                                   Certificate

      The undersigned hereby certifies by checking the appropriate boxes that:

      (1) the Steel Rights evidenced by this Steel Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

      (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Steel Rights evidenced by this Steel Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


 Dated as of            ,
             ----------   ----     ---------------------------
                                    Signature

 Signature Guaranteed:


                                     NOTICE

      The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Steel Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.